UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2022

DASEKE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37509	47-3913221
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15455 Dallas Parkway Suite 550
Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DSKE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 10, 2022, Daseke, Inc. (the “Company”) entered into a Share Repurchase Agreement (the “Agreement”) with Don R. Daseke (“Mr. Daseke”), Barbara Daseke, (“Mrs. Daseke”) and The Walden Group, Inc. (“Walden Group” and, together with Mr. Daseke and Mrs. Daseke, “Sellers”), which was amended by Amendment No. 1 to Share Repurchase Agreement, dated November 14, 2022 (the “Agreement Amendment”), by and between the Company and Sellers. As of the date of the Agreement and until the consummation of the transactions contemplated thereby (the “Transactions”) on November 14, 2022, Mr. Daseke was a member of the Company’s board of directors (the “Board”); Mrs. Daseke is his spouse and Walden Group is an entity controlled by him.

Pursuant to the Agreement, on the terms and subject to the conditions set forth therein, Sellers agreed to sell to the Company, and the Company agreed to purchase from Sellers, (i) 6,666,667 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) in exchange for a payment in cash by the Company to Sellers in an amount of $40,000,000 in the aggregate and (ii) 11,266,058 shares of Common Stock in exchange for (a) 20,000 shares of Series B-1 Perpetual Redeemable Preferred Stock, par value $0.0001 per share (the “Series B-1 Preferred Stock”), of the Company, with an aggregate initial liquidation preference of $20,000,000, and (b) 47,597 shares of Series B-2 Perpetual Redeemable Preferred Stock, par value $0.0001 per share (the “Series B-2 Preferred Stock” and, together with the Series B-1 Preferred Stock, the “Series B Preferred Stock”), of the Company, with an aggregate initial liquidation preference of $47,597,000. In addition, Sellers agreed to forfeit all of their vested options to purchase Common Stock and all of their unvested restricted stock units.

On November 10, 2022, the Company filed a Certificate of Designations governing the Series B Preferred Stock (the “Original Certificate of Designations,” as amended by the Certificate of Amendment, filed on November 14, 2022 (the “Certificate of Amendment” and the Original Certificate of Designations as so amended, the “Amended Certificate of Designations”)). Pursuant to the Amended Certificate of Designations, the dividend rate applicable to the Series B-1 Preferred Stock is equal to 13.00% per annum and the dividend rate applicable to the Series B-2 Preferred Stock is equal to 7.00% per annum. In the event that the Company does not pay dividends in cash on the applicable dividend payment date, subject to certain exceptions, the dividend rate applicable to each series of Series B Preferred Stock shall be equal to 13.00% per annum. In addition, on and after the occurrence of certain change of control transactions, the dividend rate applicable to each series of Series B Preferred Stock shall be equal to 18.00%. The Series B Preferred Stock is redeemable at any time, in part or in whole, at the Company’s sole discretion, at a redemption price equal to the initial liquidation preference, plus accrued and unpaid dividends, with no prepayment penalties or call protections. The Series B Preferred Stock is otherwise perpetual in term, with no conversion or equity-linked features. The Series B Preferred Stock ranks junior to all outstanding secured and unsecured debt obligations of the Company and the Company’s 7.625% Series A Convertible Cumulative Preferred Stock and senior to the Common Stock, in each case in terms of payment and liquidation priority.

Also, pursuant to the Agreement, the Company and Sellers agreed that, effective upon the closing of the Transactions (the “Closing”), Mr. Daseke would resign as a member of the Board and the Board Agreement, dated December 22, 2020 (the “Board Agreement”), by and among the Company, Mr. Daseke and Walden Group, would be terminated. Further, pursuant to the Agreement, Sellers have agreed to certain standstill restrictions that will remain in place until the fifth anniversary of the Closing, including, among other things, agreeing not to (i) make any acquisition of any voting securities of the Company; (ii) nominate or recommend for nomination any person for election to the Board; (iii) solicit proxies regarding the election or removal of directors; (iv) submit any proposal for consideration at, or bring any other business before, any meeting of the Company’s stockholders; (v) form, join or participate in any group with respect to any voting securities of the Company; (vi) initiate or participate in any Extraordinary Transaction (as defined in the Agreement); or (vii) effect, participate in, or publicly offer or propose to effect or participate in, certain material transactions, including any material acquisition of the Company’s assets or businesses, in each case, without the Board’s prior approval.

The shares repurchased by the Company pursuant to the Agreement represent approximately 28.6% of the Company’s outstanding shares of Common Stock as of November 9, 2022 and all of the shares of Common Stock beneficially owned by Mr. Daseke, other than 76,000 shares over which he has no pecuniary interest.

The foregoing description of the Original Certificate of Designations, the Certificate of Amendment, the Agreement and the Agreement Amendment does not purport to be complete, is subject to and is qualified in its entirety by reference to the copies of the Original Certificate of Designations, the Certificate of Amendment, the Agreement and the Agreement Amendment attached hereto as Exhibits 3.1, 3.2, 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information relating to the Board Agreement set forth in Item 1.01 is incorporated by reference into this Item 1.02.

Item 3.02 Unregistered Sales of Equity Securities.

The information relating to the Series B Preferred Stock set forth in Item 1.01 is incorporated by reference into this Item 3.02. The issuance of the Series B Preferred Stock to Sellers was completed in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2022, pursuant to the Agreement, Mr. Daseke tendered his resignation as a member of the Board, effective with the Closing.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designations

On November 10, 2022, the Company filed with the Secretary of State of the State of Delaware the Original Certificate of Designations. On November 14, 2022, the Company filed with the Secretary of State of the State of Delaware the Certificate of Amendment, which amended the Original Certificate of Designations. The Original Certificate of Designations and the Certificate of Amendment were adopted by resolution of the Board pursuant to the Company’s charter, which vests in the Board the authority to provide for the authorization and issuance of one or more series of preferred stock of the Company within the limitations and restrictions set forth in the charter. A copy of the Original Certificate of Designations and a copy of the Certificate of Amendment, in each case, as filed with the Secretary of State of the State of Delaware, are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The information relating to the Series B Preferred Stock set forth in Item 1.01 is incorporated by reference into this Item 5.03.

Bylaws

On November 15, 2022, the Board approved an amendment and restatement of the Company’s by-laws (the “Amended and Restated By-Laws”), effective as of such date.

The amendments set forth in the Amended and Restated By-Laws, among other things, (i) revise certain procedures and disclosure requirements relating to the proposal of business or the nomination of director candidates by the Company’s stockholders at an annual or special meeting of stockholders, including, among other things, by requiring delivery of a completed questionnaire and nominee agreement from each director candidate and adding requirements that a stockholder seeking to nominate director(s) at an annual meeting deliver to the Company reasonable evidence that it has complied with the requirements of the Securities Exchange Act of 1934, as amended, in making its solicitation of proxies within eight business days of the meeting and deliver proxy materials using the full set delivery option if the Company notifies the stockholder of its intent to do the same, (ii) clarify that meetings of stockholders may be held in whole or in part by means of remote communication as provided under applicable Delaware law, (iii) make updates to the procedural provisions regarding stockholder lists and adjournment of stockholder meetings to reflect recent amendments to applicable Delaware law, (iv) adopt gender-neutral terms when referring to particular positions, offices or title holders, and (v) make certain administrative, modernizing, clarifying and conforming changes.

The foregoing summary of the Amended and Restated By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, which is attached hereto as Exhibit 3.3 and incorporated herein by reference.

Item 8.01 Other Events.

On November 14, 2022, the Company issued a press release announcing that it has paused open-market repurchases of its Common Stock under its stock repurchase program that was previously announced on September 30, 2022 (the “Stock Repurchase Program”). Repurchases by the Company under the Stock Repurchase Program may resume in the future, and any such repurchases will be subject to general market and economic conditions, applicable legal requirements and other considerations.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Designations of Preferences, Rights and Limitations of Series B-1 Perpetual Redeemable Preferred Stock and Series B-2 Perpetual Redeemable Preferred Stock.

3.2	Certificate of Amendment to Certificate of Designations of Preferences, Rights and Limitations of Series B-1 Perpetual Redeemable Preferred Stock and Series B-2 Perpetual Redeemable Preferred Stock.

3.3	Amended and Restated By-Laws.

10.1	Share Repurchase Agreement, dated November 10, 2022, by and between the Company, Don R. Daseke, Barbara Daseke and The Walden Group, Inc.

10.2	Amendment No. 1 to Share Repurchase Agreement, dated November 14, 2022, by and between the Company, Don R. Daseke, Barbara Daseke and The Walden Group, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DASEKE, INC.

Date:	November 16, 2022	By:	/s/ Soumit Roy
Soumit Roy, Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary